Exhibit 99.2

The Baldwin Group Announces Successful Pricing with Improved Terms for $840 Million Term Loan B and $600 Million Revolver

TAMPA, Fla.—(BUSINESS WIRE)—May 16, 2024—The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (formerly BRP Group, Inc.) (“Baldwin,” “we” or “our”) (NASDAQ: BRP), today announced that its subsidiary, The Baldwin Insurance Group Holdings, LLC (“Baldwin Holdings”), successfully priced a new $840 million senior secured first lien term loan facility maturing on or about May 24, 2031 (the “new term loan facility”) and a new $600 million senior secured first lien revolving facility maturing on or about May 24, 2029 (the “new revolving facility” and, together with the new term loan facility, the “new credit facilities”).

The new term loan facility will bear interest at term SOFR, plus an applicable margin of 325 bps, with a margin step-down to 300 bps at a first lien net leverage ratio of 4.00x or below. The new revolving facility will bear interest at term SOFR, plus a credit spread adjustment of 10 bps, plus an applicable margin between 200 bps and 300 bps.

Baldwin Holdings intends to use the net proceeds from the new term loan facility, together with the expected net proceeds from the previously priced $600 million offering of senior secured notes due 2031 (the “new notes”) and cash on hand, to repay in full the entire outstanding amounts of borrowings under its existing credit facilities, to settle its contingent earnout liabilities as they become due and to pay related fees, costs, expenses and accrued interest, and any remaining proceeds for general corporate purposes. We expect the new credit facilities and the offering of the new notes to close on or about May 24, 2024 (the “closing date”), subject to customary closing conditions, including the finalization and execution of definitive documentation.

The following tables show our long-term debt as of March 31, 2024 and as expected as of the closing date:

As of March 31, 2024

Instrument	Long-term debt outstanding	Available for borrowing	Borrowing rate (1)	Rate as of 3/31/2024	Maturity
Amounts in 000s
Existing term loan facility(2)	$996,177	$—	Term SOFR + 3.61% to Term SOFR + 3.93%, Term SOFR Floor of 50 bps	8.940%	October 2027
Existing revolving facility	$334,000	$266,000	Term SOFR + 2.10% to Term SOFR + 3.10%	8.500%	April 2027

As expected as of the closing date

Instrument	Long-term debt outstanding	Available for borrowing	Borrowing rate (1)	Rate as of closing date		Maturity
Amounts in 000s
New notes(3)	$600,000	$—	7.125%	7.125%		May 2031
New term loan facility(3)	$840,000	$—	Term SOFR + 3.25%, step-down to Term SOFR + 3.00% at First Lien Net Leverage Ratio(4) <= 4.00x	8.560	%(5)	May 2031
New revolving facility	$—	$600,000	Term SOFR + 2.10% to Term SOFR + 3.10%	8.410	%(5)	May 2029

(1)

We have two $600.0 million notional, 7.00% interest rate caps expiring on November 30, 2025. Cash received from interest rate cap settlements from our $300.0 million notional, 1.50% interest rate cap that expired on March 10, 2024 was $2.3 million for the three months ended March 31, 2024.

(2)

Debt outstanding under the existing term loan facility represents the principal amount of outstanding borrowings, which are presented net of unamortized debt discount and issuance costs of $19.0 million for balance sheet presentation.

(3)

Debt outstanding under the new notes and the new term loan facility represents the principal amount of anticipated outstanding borrowings on the closing date, not taking into account unamortized debt discount and issuance costs.

(4)	Defined as “Consolidated First Lien Debt to Consolidated EBITDA Ratio” in the related credit agreement.
(5)	For illustrative purposes only, presented based on term SOFR as of May 14, 2024. Actual applicable term SOFR may be materially different.

The transactions described above are subject to market and other conditions. Therefore, there can be no assurance that Baldwin Holdings will be able to successfully complete such transactions, on the terms described above, or at all.

This press release is neither an offer to sell nor a solicitation of an offer to buy the new notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the new notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT THE BALDWIN GROUP

The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BRP) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion, and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than two million clients across the United States and internationally.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent our expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address our future operating, financial or business performance or our strategies, expectations, anticipated achievements or ability to raise or refinance debt. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Baldwin’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at: www.sec.gov, including those risks and other factors relevant to our business, financial condition and results of operations, and the risk that we will not be able to incur the new credit facilities or the new notes in a timely manner or at all, the risk that we will be unable to satisfy the conditions to the closing of the new credit facilities and the offering of the new notes, and the risk that we will be unable to pay down the balance of our existing credit facilities as intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

MEDIA RELATIONS

Anna Rozenich, Senior Director, Enterprise Communications

The Baldwin Group

630.561.5907 | Anna.rozenich@baldwin.com

INVESTOR RELATIONS

Bonnie Bishop, Executive Director, Investor Relations

The Baldwin Group

813.259.8032 | IR@baldwin.com